Exhibit 99.1

FOR IMMEDIATE RELEASE

Protagenic Therapeutics Receives $3.1 Million from Recent Warrant Activity

NEW YORK, NY, May 21, 2025 — Protagenic Therapeutics, Inc. (Nasdaq: PTIX) (the “Company”) announced today that warrant exchanges and exercises over the last four trading days have generated $3.1 million in cash for the Company. The proceeds will fund working-capital needs and advance the Company’s peptide-based drug candidates for stress-related and central-nervous-system disorders.

This financing comes as Protagenic executes on its previously announced business combination with Phytanix Bio Inc. (May 19, 2025). The combination has brought together six complementary drug programs spanning stress disorders, epilepsy, obesity, and other indications under one company.

About Protagenic Therapeutics, Inc.

Protagenic Therapeutics (Nasdaq: PTIX) is pioneering peptides for stress-related disorders. For more information, visit www.protagenic.com.

About Phytanix Bio Inc.

Phytanix Bio is an innovative pharmaceutical company specializing in the development of medicines manufactured from cannabinoid and “cannabinoid-like” molecules. For more information, visit www.phytanix.com.

Forward-Looking Statements:

This press release contains forward-looking statements concerning Protagenic Therapeutics’ product candidates and clinical trial plans. These statements are subject to various risks and uncertainties. Investors are urged to exercise caution and not place undue reliance on these forward-looking statements.

Company Contact:

Alexander K. Arrow, MD, CFA

Chief Financial Officer

Protagenic Therapeutics, Inc.

149 Fifth Ave, Suite 500, New York, NY 10010

Tel: 213-260-4342

Email: alex.arrow@protagenic.com